Exhibit 15.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The Board of Directors Barclays PLC:

We consent to the incorporation by reference in the registration statement (No: 333-223156) on Form F-3 and in the registration statements (Nos: 333-236905, 333-236904, 333-225082, 333-216361, 333-195098, 333- 183110, 333-173899, 333-167232, 333-153723, 330-254570 and 333-261584) on Form S-8 of Barclays PLC of our report dated February 22, 2022, with respect to the consolidated balance sheets of Barclays PLC as of December 31, 2021 and 2020, the related consolidated income statements, statements of comprehensive income, statements of changes in equity, and cash flow statements for each of the years in the three-year period ended December 31, 2021, and the related notes and specific disclosures described in Note 1 to the consolidated financial statements as being part of the consolidated financial statements, and the effectiveness of internal control over financial reporting as of December 31, 2021, which report appears in the December 31, 2021 annual report on Form 20-F of Barclays PLC.

/s/ KPMG LLP
London, United Kingdom
February 23, 2022